UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On March 22, 2022, Applied Genetic Technologies Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), pursuant to which the Company agreed to issue and sell 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Underwriter at a price of $1.188 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriter a 30-day option to purchase up to an additional 1,125,000 shares of Common Stock at a price of $1.188 per share (the “Option Shares”). The gross proceeds to the Company from the Offering are expected to be approximately $9.8 million, before deducting underwriting discounts and estimated offering expenses. All of the securities in the Offering are being sold by the Company. The Offering is expected to close on March 24, 2022, subject to customary closing conditions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-255008) filed with the Securities and Exchange Commission on April 2, 2021 (the “Registration Statement”), and declared effective on April 12, 2021, as supplemented by a preliminary prospectus supplement filed on March 21, 2022 and a final prospectus supplement filed on March 23, 2022. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Registration Statement and the Offering. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

The legal opinion of Foley Hoag LLP relating to the Common Stock being offered is filed herewith as Exhibit 5.1.

Item 8.01	Other Events.

On March 21, 2022, the Company issued a press release announcing the commencement of the Offering. On March 22, 2022, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 22, 2022, by and between Applied Genetic Technologies Corporation and Cantor Fitzgerald & Co.

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)

99.1	Press release issued by Applied Genetic Technologies Corporation on March 21, 2022 announcing the commencement of the Offering

99.2	Press release issued by Applied Genetic Technologies Corporation on March 22, 2022 announcing the pricing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

	By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber
Chief Financial Officer

Date: March 23, 2022

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